EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005, relating to the financial statements of Intrac, Inc., which appears in Intrac's Annual Report on Form 10-KSB for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


New York, New York
October 20, 2005